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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated March 26, 2008, accompanying the consolidated financial statements and schedule of HSW International, Inc. as of December 31, 2007, contained in the Registration Statement and Prospectus (File No. 333-149112). We consent to the use of the aformentioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Atlanta, Georgia
April 4, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm